Exhibit 32.11

CERTIFICATION PURSUANT TO

18 U.S.C.§1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Frontier Dynamic Series, a Series of The Frontier Fund on Form 10-K for the period ended December 31, 12011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Frontier Dynamic Series.

/s/ Robert J. Enck
Robert J. Enck
President and Chief Executive Officer of Equinox Fund Management, LLC, the Managing Owner of the Frontier Dynamic Series, a Series of The Frontier Fund

/s/ Brent Bales
Brent Bales
Principal Financial Officer of Equinox Fund Management, LLC, the Managing Owner of the Frontier Dynamic Series, a Series of The Frontier Fund

Date: March 30, 2012